As filed with the Securities and Exchange Commission on November 8, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMERICAN SUPERCONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2959321 (I.R.S. Employer Identification Number)

64 Jackson Road
Devens, Massachusetts 01434
(978) 842-3000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory J. Yurek
Chairman and Chief Executive Officer
American Superconductor Corporation
64 Jackson Road
Devens, Massachusetts 01434
(978) 842-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Peter N. Handrinos
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Amount of
Title of Each Class of	Amount to be	Offering Price	Maximum Aggregate	Registration
Securities to be Registered(1)	Registered(1)	per Unit(1)	Offering Price(1)	Fee(1)
Common Stock, par value $.01 per share				$0

(1)	An indeterminate amount of common stock is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

PROSPECTUS

AMERICAN SUPERCONDUCTOR CORPORATION

Common Stock

We may issue common stock from time to time in one or more offerings. This prospectus describes the general manner in which our common stock will be offered. The prospectus supplements will describe the specific manner in which our common stock will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer our common stock in amounts, at prices and on terms determined at the time of offering. The common stock may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the common stock, we will name them and describe their compensation in a prospectus supplement.

Our common stock trades on the NASDAQ Global Select Market under the symbol “AMSC.”

Investing in our common stock involves certain risks.  See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the manner in which we may offer common stock by this prospectus. Each time we offer common stock, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to American Superconductor Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.amsc.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-19672) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the common stock under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2010, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2010 Annual Meeting of Stockholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2010 and September 30, 2010;

•	Current Reports on Form 8-K filed May 14, 2010, May 17, 2010, August 6, 2010, September 15, 2010 and November 8, 2010; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 5, 1991, as updated by the Current Report on Form 8-K filed November 8, 2010 and any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

American Superconductor Corporation
64 Jackson Road, Devens, MA 01434
Telephone: (978) 842-3000
Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward — looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management, and as such are inherently uncertain. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” and “may” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections regarding our future financial performance; our anticipated growth and trends in our businesses; our capital needs and capital expenditures; our market position and competitive changes in the marketplace for our products; potential acquisitions and divestitures; the effect of new accounting pronouncements and other characterizations of future events or circumstances are forward-looking statements. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” These risk factors could cause actual results to differ materially from those indicated by forward-looking statements. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

AMERICAN SUPERCONDUCTOR CORPORATION

We are a leading power technologies company, offering an array of proprietary technologies and solutions spanning the electric power infrastructure — from generation to delivery to end use. We are a leader in renewable energy, providing proven, megawatt-scale wind turbine designs and electrical control systems. We also offer a host of Smart Grid infrastructure technologies for power grid operators that enhance the reliability, efficiency and capacity of the grid, and integrate renewable energy sources into the power infrastructure. These include superconductor power cable systems, grid-level surge protectors and power electronics-based voltage stabilization systems.

Our company markets two primary, proprietary technologies: programmable power electronic converters and high temperature superconductor (HTS) wires. The programmability and scalability of our power electronic converters differentiates them from most competitive offerings. Our HTS wires carry more than 100 times the electrical current of comparably sized copper wire. The two primary markets we serve are the wind energy market and the power transmission and distribution — or “power grid” — market.

Our principal executive offices are located at 64 Jackson Road, Devens, Massachusetts 01434 and our telephone number at that address is (978) 842-3000.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the specific risks discussed or incorporated by reference in the accompanying prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our most recent Annual Report Form 10-K, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any common stock offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

PLAN OF DISTRIBUTION

We may sell our common stock:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue our common stock as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase our common stock, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our common stock through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the common stock may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the common stock and any applicable restrictions. The prospectus supplement will also describe the terms of the offering of our common stock, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the common stock will be listed.

If any underwriters or agents are utilized in the sale of the common stock, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the common stock, we will sell such securities to the dealer, as principal. The dealer may then resell such common stock to the public at varying prices to be determined by such dealer at the time of resale.

If we offer common stock in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the common stock they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase common stock from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of common stock sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the common stock covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the common stock are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the common stock, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock or any other securities the prices of which may be used to determine payments on such common stock. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the common stock or of any such other securities, the underwriters may bid for, and purchase, the common stock or any such other securities in the open market. Finally, in any offering of the common stock through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common stock in the offering if the syndicate repurchases previously distributed common stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your common stock may be more than three scheduled business days after the trade date for your common stock. Accordingly, in such a case, if you wish to trade common stock on any date prior to the third business day before the original issue date for your common stock, you will be required, by virtue of the fact that your common stock initially are expected to settle in more than three scheduled business days after the trade date for your common stock, to make alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the common stock in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AMERICAN SUPERCONDUCTOR CORPORATION

Common Stock

PROSPECTUS

November 8, 2010

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered shares, other than underwriting discounts and commissions.

SEC registration fee	$(1)
Printing fees	(2)
Accounting services	(2)
Legal fees of registrant’s counsel	(2)
Miscellaneous	(2)
Total	$(2)

(1)	Deferred in reliance upon Rules 456(b) and 457(r).

(2)	These fees are unknown at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Article VI of the registrant’s by-laws provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against expenses (including attorneys’ fees) incurred in connection with the defense or settlement of any action or suit by or in the right of the registrant by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the registrant, unless and only to the extent that a court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the registrant upon receipt of an undertaking by the director or officer to repay such amount if the registrant ultimately determines that he is not entitled to indemnification.

Indemnification shall be made by the registrant upon a determination that the applicable standard of conduct required for indemnification has been met and that indemnification of a director or officer is proper. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, or (b) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the registrant.

Article VI of the registrant’s by-laws further provides that the indemnification provided therein is not exclusive, and provides that to the extent the Delaware General Corporation Law is amended or supplemented, Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent permitted by such law.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides, generally, that the certificate of incorporation may contain a provision providing, and Article EIGHTH of the registrant’s certificate of incorporation provides, that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, that a director shall remain liable (i) for any breach of such director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit.

The registrant has a directors and officers liability insurance policy covering certain liabilities that may be incurred by its directors and officers.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the indemnification provisions described herein, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Devens, Massachusetts, on November 8, 2010.

AMERICAN SUPERCONDUCTOR CORPORATION

By:	/s/ Gregory J. Yurek
Name:     Gregory J. Yurek

Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of American Superconductor Corporation hereby severally constitute and appoint Gregory J. Yurek, David A. Henry and John W. Powell, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable American Superconductor Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments (including post-effective amendments) thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory J. Yurek Gregory J. Yurek	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 8, 2010

/s/ David A. Henry David A. Henry	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 8, 2010

/s/ Vikram S. Budhraja Vikram S. Budhraja	Director	November 8, 2010

/s/ Peter O. Crisp Peter O. Crisp	Director	November 8, 2010

/s/ Richard Drouin Richard Drouin	Director	November 8, 2010

/s/ David R. Oliver, Jr. David R. Oliver, Jr.	Director	November 8, 2010

Signature	Title	Date

/s/ John B. Vander Sande John B. Vander Sande	Director	November 8, 2010

/s/ John W. Wood, Jr. John W. Wood, Jr.	Director	November 8, 2010

EXHIBIT INDEX

Exhibit No.	Description

1*	Form of Underwriting Agreement
4.1	Restated Certificate of Incorporation, as amended
4.2	Amended and Restated By-laws, as amended(1)
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the registrant
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages to the registration statement)

*	To be filed by amendment or by a Current Report on Form 8-K.

(1)	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on January 30, 2008 (File No. 000-19672).